Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Anebulo Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share (“Common Stock”)	Rule 457(h)	644,774	(2)	$1.02	(2)	$657,670	$0.00015310	$100.69
Equity	Common Stock	Rule 457(c) and 457(h)	1,855,226	(3)	$0.99125	(3)	$1,838,993	$0.00015310	$281.55
Total Offering Amounts							$2,496,663	$0.00015310	$382.24
Total Fee Offsets									—
Net Fee Due									$382.24

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)	All of such shares are issuable upon the exercise of outstanding options under the 2020 Plan to purchase an aggregate of 644,774 shares of Common Stock at an exercise price of $1.02 per share. Pursuant to Rule 457(h)(1) under the Securities Act, the aggregate offering price and registration statement fee have been computed upon the basis of the price at which the options may be exercised.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high ($1.0075) and low ($0.975) sales prices per share of the Registrant’s Common Stock as reported on the Nasdaq Capital Market as of May 13, 2025.